UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2024

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2024, Canoo Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect a 1-for-23 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Pursuant to the Certificate of Amendment, effective as of 8:00 a.m., Eastern Time, on March 8, 2024 (the “Effective Time”), every 23 shares of Common Stock issued and outstanding, including shares of Common Stock held by the Company as treasury shares, will be automatically combined into one share of Common Stock. As of March 7, 2024, the Company had 1,309,580,844 shares of Common Stock issued and outstanding. The Company’s stockholders of record will receive a cash payment (without interest) in lieu of any fractional shares they would have otherwise been entitled to receive in the Reverse Stock Split.

The Common Stock is expected to begin trading on The Nasdaq Capital Market on a split-adjusted basis at the opening of trading on March 8, 2024. The Common Stock will continue trading on The Nasdaq Capital Market under the symbol “GOEV” with a new CUSIP number (13803R201). The Company’s publicly traded warrants will continue to be traded on The Nasdaq Capital Market under the symbol “GOEVW” and the CUSIP number for the public warrants will remain unchanged. However, under the terms of the applicable warrant agreement, the number of shares of Common Stock issuable on exercise of each warrant will be proportionately decreased. Specifically, following effectiveness of the Reverse Stock Split, every 23 shares of Common Stock that may be purchased pursuant to the exercise of public warrants will represent one share of Common Stock that may be purchased pursuant to such warrants. Accordingly, for the Company’s warrants trading under the symbol “GOEVW”, every 23 warrants will be exercisable for one share of Common Stock at an exercise price of $264.50 per share of Common Stock.

As of the Effective Time, the number of shares of Common Stock available for issuance under the Company’s equity incentive plans and issuable pursuant to equity awards immediately prior to the Reverse Stock Split will be proportionately adjusted by the Reverse Stock Split. The exercise prices of the Company’s outstanding options and equity awards will be adjusted in accordance with their respective terms.

The Reverse Stock Split will affect all record holders of the Common Stock uniformly and will not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. Holders of Common Stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Canoo Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2024	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary